EXHIBIT 5.1











                                                              September 25, 1997


Board of Directors
American International Petroleum Corporation
444 Madison Avenue, Suite 3203
New York, New York 10022

         Re:      Registration Statement on Form S-3 Relating to:
                  (1) 5,957,347 Shares of Common Stock issuable upon exercise of
                      5,957,347 outstanding Class A Warrants;
                  (2) 1,478,347 Shares of Common Stock outstanding and issuable upon the exercise of certain warrants;
                  (3) 193,400 Class A Warrants issuable upon the exercise
                      of certain warrants and the 193,400 Common Stock issuable upon exercise of such Common Stock.
                  The outstanding Common Stock is referred to as the Shares; the Common Stock issuable pursuant to outstanding, and to be issued, Class A Warrants and other warrants is referred to as the Issuable Shares; and the 193,400 Class A Warrants issuable pursuant to a certain underwriters warrant are referred to as the Issuable Warrants.

Ladies and Gentlemen:

         We are acting as counsel to American International Petroleum Corporation, a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-3 (the "Registration Statement") relating to the Shares, the Issuable Shares and the Issuable Warrants.

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the related Prospectus, the corporate proceedings in


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connection with the issuance and registration of the Shares and such other corporate proceedings, documents and records and other certificates, and we have made such investigations of law, as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that all of the Shares have been duly and validly authorized, issued and are fully paid and non-assessable; the Issuable Shares, when delivered and upon payment of the exercise price provided for in the warrants relative to such Issuable Shares, will be duly and validly authorized, issued, fully paid and non-assessable and that the Issuable Warrants are duly and validly authorized, issued and when delivered and upon payment of the exercise price provided for in the warrants relative to such Issuable Warrants, will be enforceable in accordance with the terms thereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus accompanying the Registration Statement for resale of the Shares by certain selling shareholders. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                  Very truly yours,

                                                  SNOW BECKER KRAUSS P.C.



                                                  By: /s/Charles Snow
                                                         Charles Snow


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